                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 1998 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of infoUSA Inc. (formerly named American Business Information, Inc. and Subsidiaries), for the year ended December 31, 1998.




                                             /s/ PricewaterhouseCoopers LLP


Omaha, Nebraska
July 9, 1999